EXHIBIT 99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Guinness Atkinson Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Guinness Atkinson Funds Trust for the year ended December 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Guinness Atkinson Funds Trust for the stated period.

/s/ James J. Atkinson		/s/ Michael J. Ricks
James J. Atkinson, Jr.		Michael J. Ricks
President, Guinness Atkinson Funds		Treasurer, Guinness Atkinson Funds

Dated:	March 5, 2009	Dated:	March 4, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Guinness Atkinson Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.